                                                                      EXHIBIT 15

                         ACKNOWLEDGEMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM
                      REGARDING ACCOUNTANTS' REVIEW REPORT

The Board of Directors
Northfield Laboratories Inc.:

With respect to the registration statements (Nos. 333-15877, 333-51681, 333-79579, 333-102672 and 333-110110) on Form S-8 and the registration statements (No. 333-106615, 333-115459 and 333-121622) on Form S-3 of Northfield
Laboratories Inc., we acknowledge our awareness of the use therein of our report dated April 8, 2005 related to our review of interim financial information.

Pursuant to Rule 436(C) under the Securities Act of 1933, such report is not considered to be a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Very truly yours,

/s/ KPMG LLP

Chicago, Illinois
April 11, 2005